Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   September 17, 2003

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-105098

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus Supplement and Prospectus supplement dated June 3, 2003 relating to Merrill Lynch & Co., Inc. CoreNotes(SM) to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President

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Merrill Lynch & Co., Inc.                                         Filed under Rule 424 (b)(3), Registration Statement No. 333-105098
$17,193,900,000                                                   Filed under Rule 424 (b)(3), Registration Statement No. 333-105098
Merrill Lynch CoreNotesSM                                    (To Prospectus Supplement and Prospectus supplement dated June 3, 2003)
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    CUSIP       Aggregate        Price to       Purchasing        Interest Rate   Interest Payment    Stated Maturity     Survivor's
    Number   Principal Amount   Public(1)   Agent's Discount(1)     Per Annum        Frequency             Date             Option
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

5901M0DE6       $7,162,000        100.0%         1.2000%              4.20%           Monthly            9/22/2010            Yes

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                                 Trade Date: Wednesday September 17, 2003                                        Merrill Lynch & Co.
Merrill Lynch & Co., Inc.        Issue Date: Monday Sep 22, 2003                                                    Purchasing Agent
4 World Financial Center         Minimum Denominations/Increments: $1,000/$1,000                                 Acting as Principal
New York, NY 10080               Original Issue Discount: No
                                 All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                 Merrill Lynch DTC Participant Number:  5132

                                 (1) Expressed as a percentage of the aggregate principal amount.
                                     "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.
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